Exhibit 2.1
                                                                -----------



                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             GREEN MT. LABS., INC.,

                          GREEN MT. ACQUISITIONS, INC.

                                       And

                          HYDROGEN ENGINE CENTER, INC.


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 3rd day of June 2005 by and among GREEN MT. LABS., INC., a Nevada Corporation ("Green Mt."), GREEN MT. ACQUISITIONS, INC., a Nevada corporation ("Merger Sub"); H. Deworth Williams and Edward F. Cowle, principal stockholders of Green Mt. who will make certain representations and warranties herein ("Principal Stockholders"); and Hydrogen Engine Center, Inc., an Iowa corporation ("HECI").

       WHEREAS, Green Mt. desires to acquire HECI as a wholly owned subsidiary and to issue shares of Green Mt. common stock to the security holders of HECI upon the terms and conditions set forth herein. Merger Sub is a newly-created, wholly-owned subsidiary corporation of Green Mt. that will be merged with and into HECI, whereupon HECI will be the surviving corporation and will become the wholly owned subsidiary of Green Mt. Merger Sub and HECI are sometimes collectively hereinafter referred to herein as the "Constituent Corporations");

       WHEREAS, the boards of directors of Green Mt., Merger Sub and HECI, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merges with and into HECI pursuant to this Agreement and the Certificate of Merger (in the form attached hereto as Exhibit "A") and pursuant to applicable provisions of law (such transaction is hereafter referred to as the "Merger"); and

       WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions thereto.

       NOW THEREFORE, in consideration of the premises, mutual covenants set out herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

       SECTION 1 Acquisition of Hydrogen Engine Center, Inc. The parties to this Agreement do hereby agree that Merger Sub will be merged with and into HECI upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Statutes ("NRS"). It is the intention of the parties hereto that this transaction qualifies as a tax-free reorganization under
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

       SECTION 2 Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, Merger Sub will be merged with and into HECI as of the Effective Time of the Merger (the terms "Closing" and "Effective Time of the Merger" are defined in Section 6 hereof). HECI will be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and the separate existence of Merger Sub will cease at the Effective Time of the Merger. HECI, as the Surviving Corporation, will succeed to and assume all the rights and obligations of Merger Sub in accordance with the NRS, as described below. Consummation of the Merger will be upon the following terms and subject to the conditions set forth herein:

       (a) Corporate Existence. Commencing at the Effective Time of the Merger, the separate corporate existence of Merger Sub will cease and the Surviving Corporation will continue its corporate existence as an Iowa corporation; and

             (i)   it  will  thereupon  and   thereafter   possess  all  rights,
                   privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations;

                                      -2-
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             (ii)  all debts due to either of the Constituent  Corporations,  on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations will, except as otherwise set forth herein, be taken and deemed to be transferred to and will be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and

             (iii) all  rights of  creditors  and all  liens,  if any,  upon any property of any of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time of the Merger, and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation.

       (b) Effective  Time of the Merger.  At the Effective  Time of the Merger,
       (i) the Certificate of Incorporation and the Bylaws of HECI, as existing and in effect immediately prior to the Effective Time of the Merger, will be and remain the Certificate of Incorporation and Bylaws of the Surviving Corporation; (ii) the members of the Board of Directors of HECI holding office immediately prior to the Effective Time of the Merger will remain as the members of the Board of Directors of the Surviving Corporation until their respective successors are elected or appointed and qualified (if on or after the Effective Time of the Merger a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the Bylaws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation otherwise determines, all persons who hold offices of HECI at the Effective Time of the Merger will continue to hold the same offices of the Surviving Corporation.

       (c) Conversion of Securities. At the Effective Time of the Merger and without any action on the part of Green Mt., Merger Sub, HECI or the holders of any of the securities of any of these corporations, each of the following will occur:

             (i)   The  outstanding  shares  of  capital  stock of HECI  will be converted into the right to receive an aggregate of 12,222,290 shares of Green Mt. common stock, which shares will reflect the 1.5 shares for 1 share forward stock split to be effected prior to the Closing of the Merger and as depicted in Section 4(d) below. Accordingly, the 2,000,000 shares of HECI Common Stock issued and outstanding currently and immediately prior to the Effective Time of the Merger will be converted into the right to receive 12,222,290 shares of Green Mt common stock. No fraction of any share of Green Mt. common stock will be issued to any former holder of capital stock of HECI; rather, the number of shares of Green Mt. common stock otherwise issuable, if other than a whole number, will be rounded to the nearest whole number. The holders of such certificates previously evidencing shares of HECI Common Stock outstanding immediately prior to the Effective Time of the Merger will cease to have any rights with respect to such shares of HECI's common stock except as otherwise provided herein or by law.

             (ii) Green Mt. will issue an aggregate of 1,358,100 shares of Green Mt. common stock to those persons and/or entities depicted in Attachment 2(c)(ii), annexed hereto and by this reference made a part hereof (those parties to be referred to
                   herein  as  the  "Williams  Group"),   in  consideration  for
                   services rendered and to be rendered in connection with the merger, which shares will be subject to the terms and conditions set forth in Section (4)(h) below.
                                      -3-
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             (iii) Any shares of HECI capital stock held in the treasury of HECI immediately  prior to the  Effective  Time of the Merger will
                   automatically  be  canceled  and  extinguished   without  any
                   conversion thereof and no payment will be made with respect thereto. At the Effective Time of the Merger, the stock transfer books of HECI will be closed and thereafter, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of capital stock of HECI which were outstanding immediately prior to the Effective Time.

             (iv) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger will remain in existence as one share of common stock of the Surviving Corporation, which will be owned by Green Mt.

             (v) The 1,006,000 shares of Green Mt. common stock issued and outstanding immediately prior to the Merger, which shares will be increased to approximately 1,509,000 shares as a result of the 1.5 shares for 1 share Forward Stock Split described in Section 2(d) below, will remain issued and outstanding after the Effective Time of the Merger.

       (d) Forward Stock Split. Prior to the Closing of the Merger, Green Mt. will take all requisite and necessary action to effect a forward stock split (the "Forward Stock Split") of its issued and outstanding shares of common stock on a 1.5 shares for 1 share basis, the effect of which will increase the number of issued and outstanding shares of Green Mt. common stock to approximately 1,509,000 shares. In connection with the Forward Stock Split, no fraction of any share Green Mt. Shares will be issued; rather, the number of shares otherwise issuable, if other than a whole number, will be rounded up to the next whole number.

       (e)   Restricted Securities.

             (i) None of (i) the shares of Green Mt. common stock into which the shares of capital stock of HECI are to be converted, or
                   (ii) the shares issued to the Williams Group will, at the Effective Time of the Merger, be registered under the Securities Act of 1933, as amended (the "Securities Act") but, rather, will be deemed to have been issued pursuant to an exemption therefrom (subject to the satisfaction of certain other terms and conditions hereof) and will be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. All shares of Green Mt. common stock to be issued pursuant to this Agreement will bear a legend worded substantially as follows:

                         "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the corporation."

             (ii) At the Closing, Green Mt. will direct its transfer agent to record, as soon as practicable after the Closing, the issuance of Green Mt. common stock to the holders of HECI's capital stock and to the Williams Group pursuant to the provisions set forth above. The transfer agent will annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There will be no requirement of Green Mt. to register under the Securities Act any shares of Green Mt. common stock in connection with the Merger.

       (f)   Other Matters.

             (i) Immediately prior to the Effective Time of the Merger, HECI will have no more than 2,000,000 shares of HECI Common Stock issued and outstanding. Immediately prior to the Effective Time of the Merger, Green Mt. will have no more than 1,509,000 shares of Green Mt. common stock (post split and without taking into consideration the additional shares to be issued due to rounding up of fractional shares resulting from the Forward Stock Split) and no other series of capital stock issued and outstanding.

             (ii) From and after the Closing and with a view to making available to holders of Green Mt. common stock issuable hereunder, the benefits of Rule 144 of the Securities Act or any other similar rule or regulation of the Securities and Exchange Commission ("SEC"), Green Mt. will take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Green Mt. common stock and furnish to any holder of Green Mt. common stock forthwith, upon request, a written statement by Green Mt. as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of Green Mt. as filed with the SEC and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Green Mt. common stock without registration, upon satisfaction of all applicable provisions of Rule 144. Green Mt. agrees to facilitate and expedite transfers of the shares of Green Mt. common stock pursuant to Rule 144 under the Securities Act, which efforts will include timely notice to its transfer agent to expedite such transfers of such shares.

             (iii) At the Closing, the then existing directors of Green Mt. will nominate and elect to the Green Mt. Board of Directors Ted Hollinger and four other nominees designated by Mr. Hollinger, and Green Mt. will cause all of the persons then serving as directors and officers of Green Mt. immediately prior to the Closing to resign from all of their respective positions with Green Mt., effective immediately upon the Closing.

             (iv) At the Closing of this Agreement, the Williams Group will be entitled to receive from the parties hereto a one-time fee of $250,000 in consideration for certain services in connection with the consummation of this Agreement and other services. Green Mt. and HECI agree that the $250,000 fee is to be paid as set forth below in Section 4(g) below.

             (v) If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Green Mt. are hereby fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.

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       (g)   Financing.

             (i) Following the execution of this Agreement and prior to the Closing, at the request of HECI the Williams Group will use its best efforts to arrange for interim financing for HECI of between $500,000 and $750,000, to be negotiated in good faith by the parties. The Williams Group will participate only as a finder in any prospective financing and will not negotiate or participate in the actual sale of any securities. Any interim financing will close simultaneously with the Closing of this Agreement. HECI will have the discretion to secure such interim financing from other sources without the assistance of the Williams Group. If the interim financing is in the form of Green Mt. equity securities, then the minimum price per share will be $1.00 and, if in a form of preferred stock or other instrument convertible into common stock, the price of conversion into common stock will be a minimum of $1.00 per share.

             (ii) Following the date of this Agreement, the Williams Group will use its best efforts to arrange for a minimum of $3 million in financing for the benefit of HECI and Green Mt. The Williams Group will participate only as a finder in any prospective financing and will not negotiate or participate in the actual sale of any securities. Green Mt., at its sole discretion, will have the right to accept prospective financing in any form. If the financing is in the form of equity securities, the price of common stock used for such financing will be at a minimum of $1.00 per share. If the financing is in the form of preferred stock or other instrument convertible into common stock, then the minimum price per share will be $1.00 on an as-converted basis. Upon the closing of a minimum of $3 million in financing, the $250,000 fee payable to the Williams Group as per Section 4(f)(iv) above will be due and payable out of the proceeds of the financing.

                   (iii) Following the Closing of the Agreement and the financing set forth in paragraph 4(g)(ii) above, current holders of HECI promissory notes, in an aggregate amount not to exceed $500,000, will be provided the opportunity to convert their notes into shares of Green Mt. common stock at a conversion price equal to the offering price in such financing.

       (h) Escrow of Shares. Upon the Closing of this Agreement, 1/2 of the 1,358,100 shares, or approximately 679,050 shares, to be issued at the Closing to the Williams Group, will be placed into escrow pursuant to a separate escrow agreement. These shares are to remain in escrow until such time as a minimum of $3 million in financing has been provided to Green Mt. as per 4(g)(ii) above and, at such time, the 679,050 shares held in escrow will be released and delivered to the Williams Group and/or their assigns. The Williams Group will participate only as a finder in any prospective financing and will not negotiate or participate in the actual sale of any securities. If the financing has not closed within two years from the consummation of the acquisition of HECI, the escrowed shares will be surrendered to Green Mt. to be cancelled.

       SECTION 3 Delivery of Shares. On or as soon as practicable after the Effective Time of the Merger, HECI will use reasonable efforts to cause all holders of HECI's capital stock (the "HECI Stockholders") to surrender to Green Mt.'s transfer agent for cancellation certificates representing their shares of

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HECI's capital stock,  against delivery of certificates  representing the shares of Green Mt. common stock for which HECI's capital stock is to be converted in the Merger pursuant to Section 2 hereof. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time of the Merger, represented HECI capital stock, will be deemed for all corporate purposes to evidence ownership of the same number of shares of Green Mt. common stock into which the shares of HECI capital stock represented by such HECI certificate will have been so converted.

       SECTION 4 Representations of HECI. HECI hereby makes as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

       (a) As of the date hereof, the total number of shares of HECI Common Stock issued and outstanding is 2,000,000 shares.

       (b) HECI Common Stock constitutes duly authorized and validly issued shares of capital stock of HECI. All shares are fully paid and nonassessable.

       (c) The audited financial statements of HECI as of and for the year ended December 31, 2004 and unaudited interim financial statements of HECI for the period ended March 31, 2005, which have been delivered to Green Mt., or will be delivered prior to the Closing (hereinafter referred to as the "HECI Financial Statements"), fairly present the financial condition of HECI as of the dates thereof and the results of its operations for the periods covered thereby. Other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in HECI Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since March 31, 2005; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of HECI as reflected in HECI Financial Statements. HECI has, or will have at the Closing, good title to all assets, properties or contracts shown on HECI Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

       (d) Except as disclosed in writing to Green Mt., since March 31, 2005, there has not been any material adverse changes in the financial position of HECI except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of HECI.

       (e) HECI is not a party to any material pending litigation or, to the knowledge of its executive officers (herein, the "HECI's Knowledge"), any governmental investigation or proceeding, not reflected in HECI Financial Statements, and, to HECI's Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened in writing against HECI.

       (f) Neither HECI nor any of its officers, employees or agents, nor any other person acting on behalf of HECI, has directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder HECI's business, or assist it in connection with any actual or proposed transaction, which (i) might subject it to any material damage or penalty in any action or which might have a material effect on HECI or its assets

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       and properties,  (ii) if not given in the past, might have had a material effect on HECI's business or its assets and properties, or (iii) if not continued in the future, might have a material effect on HECI's business or its assets and properties or subject it to suit or penalty in any action.

       (g) HECI is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified, except where the failure to so qualify would have no material adverse effect on the business, financial condition or results of operations of HECI.

       (h) HECI has, or by the Effective Time of the Merger will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time of the Merger.

       (i) HECI has not materially breached any material agreement to which it is a party. HECI has previously given Green Mt. copies of or access to all material contracts, commitments and/or agreements to which HECI is a party.

       (j) HECI has the  requisite  corporate  power and authority to enter into this Agreement together with such other agreements and documents requisite to this Agreement (the "Transaction Documents") to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, or will prior to the Closing and the Effective Time of the Merger be, duly authorized by HECI's Board of Directors and by HECI's stockholders (if necessary). The execution of this Agreement and other Transaction Documents does not materially violate or breach any material agreement or contract to which HECI is a party, and HECI, to the extent required, has, or will have by Closing, obtained all necessary approvals or consents required by any agreement to which HECI is a party. The execution and performance of this Agreement and other Transaction Documents will not violate or conflict with any provision of HECI's Certificate of Incorporation in effect as of the date hereof, or Bylaws of HECI.

       (k) Information regarding HECI, which has been delivered by HECI to Green Mt. for use in connection with the Merger is, to HECI's Knowledge, true and accurate in all material respects.

       (l) To HECI's Knowledge, HECI has and at the Closing will have, disclosed in writing to Green Mt. all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of HECI.

       (m) All information regarding HECI which has been provided to Green Mt. by HECI or set forth in any document or other communication, disseminated to any former, existing or potential HECI Stockholders, or to the public or filed with any state or federal securities regulators or authorities is, to HECI's Knowledge, true, complete, accurate in all material respects.

       (n) To HECI's Knowledge HECI is and has been in compliance with, and HECI has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. HECI has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith.

       (o) To HECI's Knowledge without limiting the foregoing, (i) HECI and any other person or entity for whose conduct HECI is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither HECI nor any other person for whose conduct HECI is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of HECI's properties or in connection with HECI's operations.

       (p) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against it as to amount in the latest balance sheet contained in HECI Financial Statements, there is no basis for any assertion against HECI of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement or other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will

             (i) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from HECI to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of HECI;

             (ii) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of HECI; or

             (iii) result in the  acceleration of the time of payment or vesting of any such benefits.

       (q) To HECI's Knowledge, no aspect of HECI's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair HECI from carrying on the business of HECI as it is presently being conducted by HECI.

       (r) Except as disclosed to Green Mt. in writing and annexed hereto as Attachment 4(r), to HECI's Knowledge HECI has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects, or otherwise. For purposes of this Section 4, "material" means payment or performance of a contract, commitment, arrangement or understanding in the ordinary course of business, which is expected to involve payments from HECI to any third party in excess of $100,000.

       (s) To HECI's Knowledge, no representation or warranty by HECI contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to, or in connection with, the provisions hereof contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To HECI's Knowledge, there is no current or prior event or condition of any kind or character pertaining to HECI that may reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of HECI. Except as specifically indicated elsewhere in this Agreement, all documents delivered by HECI in connection herewith have been and will be complete originals, or exact copies thereof.

       (t) To HECI's Knowledge, all information to be supplied by it in writing, specifically for inclusion or incorporation by reference in the definitive Information Statement to be filed with the SEC by Green Mt. and disseminated by Green Mt. to its stockholders (the "Information Statement"), will not, at the time the Information Statement is so disseminated, or at any time it is amended or supplemented thereafter, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 5 Representations of Green Mt. and Merger Sub. Green Mt., Merger Sub and Principal Stockholders hereby make jointly and severally, as of the date hereof and as of the Effective Time of the Merger, the following representations and warranties:

       (a) As of the date hereof and the Effective Time of the Merger, the shares of Green Mt. common stock to be issued and delivered to the security holders of HECI and to the Williams Group hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of Green Mt. capital stock, free of all liens and encumbrances.

       (b) Each of Green Mt. and Merger Sub has the requisite corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Time of the Merger be duly authorized by the respective Boards of Directors of Green Mt. and Merger Sub and by Green Mt. as the sole stockholder of Merger Sub, and (ii) except as set forth in Section 7(e) hereof, do not have to be approved or authorized by the stockholders of Green Mt. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Green Mt. or Merger Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to Green Mt., Merger Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws of either Green Mt. or Merger Sub.

       (c) Green Mt. has delivered to HECI a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2004, and 2003, and unaudited financial statements for the three-month period ended March 31, 2005 (the "Green Mt. Financial Statements"). The Green Mt. Financial Statements are complete, accurate and fairly present the financial condition of Green Mt. as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Green Mt. Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Green Mt. as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Green Mt. agrees to provide updated quarterly financial statements as required by the SEC. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Nevada. Green Mt. has no subsidiaries or affiliates except for Merger Sub and Merger Sub has no subsidiaries or affiliates.

       (d) Since March 31, 2005, there have not been any material adverse changes in the business, financial condition or results of operation of Green Mt. At the Closing, neither Green Mt. nor Merger Sub will have any material assets and neither such corporation now has, nor will it have, any liabilities of any kind other than those reflected in the most recent balance sheet set forth in the Green Mt. Financial Statements and any costs or liabilities incurred in connection with the Merger (which costs and liabilities, including those liabilities reflected in the most recent balance sheet set forth in the Green Mt. Financial Statements, collectively will be paid in full by Green Mt. prior to the Closing so that at Closing, Green Mt. has no outstanding liabilities).

       (e) Neither Green Mt. nor Merger Sub is a party to, or the subject of, any material pending litigation, claims, or governmental investigation or proceeding not reflected in the Green Mt. Financial Statements, and to the knowledge of the executive officers of Green Mt. and of the Principal Stockholders (herein "Green Mt.'s Knowledge"), there are no material lawsuits, claims, assessments, investigations, or similar matters, threatened in writing against Merger Sub, Green Mt., or the management or properties of Green Mt. or Merger Sub.

       (f) Green Mt. and Merger Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the State of Nevada.

       (g) To Green Mt.'s Knowledge, Green Mt. and Merger Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Green Mt. Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither Green Mt. nor Merger Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation. Neither Green Mt. nor Merger Sub is deemed to be an "S Corporation" as defined by Internal Revenue Code of 1986, as amended.

       (h) As of the date of this  Agreement,  Green  Mt.'s  authorized  capital stock consists solely of 50,000,000 shares of Green Mt. common stock, $0.001 par value, of which 1,006,000 shares are presently issued and outstanding. Prior to the Closing, Green Mt. will have outstanding 1,006,000 shares of common stock (prior to the Forward Stock Split) and no other capital stock. Prior to the Closing, Green Mt. will amend its Certificate of Incorporation to increase its authorized capitalization to 100 million shares of common stock, par value $0.001 per share, and 10 million shares of "blank check" preferred stock, and to reflect the 1.5 shares for 1 share forward stock split to be effected prior to the Closing. Merger Sub's capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock ("Merger Sub's Common Stock"), of which 1,000 shares are outstanding, all of which are owned by Green Mt., free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of Green Mt. and Merger Sub are, and will be at the Closing, duly authorized, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Green Mt. or Merger Sub.

       (i) The financial records, minute books, and other documents and records of Green Mt. and Merger Sub have been made available to HECI prior to the Closing The records and documents of Green Mt. and Merger Sub that have been delivered to HECI constitute all of the material records and documents of Green Mt. and Merger Sub that they are aware of or that are in their possession or in the possession of Green Mt. or Merger Sub.

       (j) Neither Green Mt. nor Merger Sub has materially breached any material agreement to which it is or has been a party. Prior to the execution of the Agreement, Green Mt. has given to HECI copies or access to all material contracts, commitments and/or agreements to which Green Mt. is a party. There are no currently existing agreements with any affiliates, related or controlling persons or entities. Green Mt. has no leasehold interest or other ownership interest, and no obligations under any real estate or any mining claims.

       (k) Green Mt. has complied with all provisions relating to the issuance of shares and for the registration thereof under the Securities Act and all applicable state securities laws, or appropriate exemption from registration therefrom. To the best of Green Mt.'s Knowledge, there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.

       (l) Green Mt. currently has no, and for the past five years has not had, any employees, consultants or independent contractors other than its attorneys, accountants and transfer agent. Geoff Williams and Jim Ruzicka are, and will be at the Closing, the sole directors and sole executive officers of Green Mt., and Geoff Williams and Jim Ruzicka are, and will be at the Closing the sole directors and sole executive officers of Merger Sub.

       (m) Green Mt. and Merger Sub have, and at the Closing will have, disclosed in writing to HECI all events, conditions and facts materially affecting the business, financial conditions, including any liabilities, contingent or otherwise, or results of operations of either Green Mt. or Merger Sub, since March 31, 2005.

       (n) To Green Mt.'s Knowledge, Green Mt. was originally organized for the purposes of, and with a specific plan for the ownership and operations of mining claims. Subsequently, Green Mt. revised its business to seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

       (o) To Green Mt.'s Knowledge, all information regarding Green Mt. which has been provided to HECI by Green Mt., or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of Green Mt., to the public or filed with the SEC or any state securities regulators or authorities, is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations. Without limiting the generality of the foregoing, Green Mt. has filed all required reports, schedules, forms, statements and other documents with the SEC since the filing of its registration statement on Form 10-SB on January 8, 2004, including all filed reports, schedules, forms, statements and other documents whether or not required (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HECI included in the SEC Documents are true and complete and comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

       (p) To Green Mt.'s Knowledge, Green Mt. is and has been in compliance with, and Green Mt. has conducted any business owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002, and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. Green Mt. has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. To its Knowledge, Green Mt. has never conducted any operations or engaged in any business transactions of a material nature other than as set forth in the reports Green Mt. has previously filed with the SEC.

       (q) The certificates of the Chief Executive Officer and Principal Accounting Officer of Green Mt. required by Rules 13a-14 and 15d-14 of the Exchange Act or Section 906 of the Sarbanes-Oxley Act of 2002 with respect to the SEC Documents, as applicable, are true and correct as of the date of this Agreement as they relate to a particular SEC Document, as though made as of the date of this Agreement. HECI has established and maintains disclosure controls and procedures, has conducted the procedures in accordance with their terms and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act. (r) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Green Mt. Financial Statements, there is no basis for any assertion against Green Mt. of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes, including e-commerce sales or other taxes, interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

             (i) result in any payment, whether severance pay, unemployment compensation or otherwise, becoming due from Green Mt. to any person or entity, including without limitation any employee, director, officer;

             (ii) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate; or

             (iii) result in the  acceleration of the time of payment or vesting of any such benefits.

       (s) To Green Mt.'s Knowledge, no aspect of Green Mt.'s business, operations or assets is of such a character as would restrict or otherwise hinder or impair Green Mt. from carrying on the business of Green Mt. as it is presently being conducted by Green Mt., and as anticipated following consummation of the Merger.

       (t) To Green Mt.'s Knowledge, other than retention of accountants, attorney, and transfer agent, Green Mt. has no other contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise.

       (u) None of Green Mt., Merger Sub or any other affiliate thereof has or maintains any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare
       (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents.

       (v) There are no actions, proceedings or investigations pending or, to Green Mt.'s Knowledge after making appropriate investigation, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Green Mt. or any predecessor in interest with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To Green Mt.'s Knowledge after due investigation;

             (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Green Mt. under any Environmental Law;

             (ii) Green Mt. is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment;

             (iii) Green Mt. is not  responsible  for any costs of any  remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body;

             (iv) Green Mt. is in material compliance with all applicable Environmental Laws; and

             (v) no real property, now or in the past, used, owned, managed or controlled by Green Mt. contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (x) violates any Environmental Law, or (y) cannot be cleaned by ordinary reclamation procedures customary in the oil and gas industry.

       For purposes of this Agreement, "Environmental Laws" will mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

       (w) To Green Mt.'s Knowledge, no representation or warranty by Green Mt. or Merger Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no event or condition of any kind or character pertaining to Green Mt. that may reasonably be expected to have a material adverse effect on Green Mt. or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by Green Mt. in connection herewith have been and will be complete originals, or exact copies thereof.

       SECTION 6 Closing. The Closing of the transactions contemplated herein will take place on such date (the "Closing") as mutually determined by the parties hereto, but no later than five (5) days after all conditions precedent have been satisfied or waived and all required documents have been delivered. The parties will use their reasonable commercial efforts to cause the Closing to occur on or before August 1, 2005. The "Effective Time of the Merger" will be that date and time specified in the Certificate of Merger as the date on which the Merger will become effective.

       SECTION  7  Actions Prior to Closing.

       (a) Prior to the Closing, HECI on the one hand, and Green Mt. and Merger Sub on the other hand, will be entitled to make such investigations of the assets, properties, business and operations of the other party and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination will be conducted at reasonable times and under reasonable circumstances, and the parties hereto will cooperate fully therein. The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect. Until the Closing, the parties hereto and their respective affiliates will keep confidential and will not use in any manner inconsistent with the transactions contemplated by this Agreement any information or documents obtained from the other concerning its assets, properties, business or operations, If the Closing will not occur for any reason (including, without limitation, pursuant to a termination of this Agreement), the parties hereto and their respective affiliates will not disclose, nor use for their own benefit, any such information or documents obtained from the other, in either case, unless and to the extent

             (i) readily ascertainable from public or published information, or trade sources;

             (ii) received from a third party not under an obligation to such HECI or Green Mt., as the case may be, to keep such information confidential; or

             (iii) required by any  applicable  law,  rule,  regulation or court order.

       If the Closing does not occur for any reason, each of the parties and their respective affiliates will promptly return or destroy all such confidential information and compilations thereof as is practicable, and will certify such destruction or return to the other party.

       (b) Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement will be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that

             (i)   such approval will not be unreasonably withheld, and

             (ii) such review and approval will not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

       (c) Prior to the Effective Time of the Merger, Green Mt. will amend its Certificate of Incorporation to (i) increase its authorized capitalization to 100 million shares of common stock, par value $0.001 per share, and 10 million shares of "blank check" preferred stock, and
       (ii) change Green Mt.'s corporate name to Hydrogen Engine Center, Inc.

       (d) Except as contemplated by this Agreement, there will be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of Green Mt. common stock after the date hereof and there will be no dividends or other distributions paid on Green Mt.'s Common Stock after the date hereof, in each case through and including the Effective Time of the Merger. Green Mt. and Merger Sub will conduct no business activities prior to the Closing other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

       (e) Green Mt., acting through its Board of Directors, will authorize the effectuation of the 1.5 shares for 1 share Forward Stock Split and take all requisite and necessary action to finalize the stock split and, in accordance with applicable law, give notice of and submit for action by written consent of its stockholders;

             (i) an amendment to its Certificate of Incorporation to increase the authorized capitalization of Green Mt. to 100 million shares of common stock and 10 million shares of "blank check" preferred stock;

             (ii) a proposal to prepare and approve an employee / directors incentive compensation plan and allocate 1,000,000 shares of Green Mt. common stock to the plan (the "Hydrogen Engine Center Incentive Compensation Plan"); and

             (iii) an amendment to its  Certificate of  Incorporation  to change
                   Green Mt.'s corporate name to Hydrogen Engine Center, Inc.

       (f) Green Mt. will take the requisite and necessary actions to obtain the written consent for those actions discussed in Section 7(e) above as soon as practicable after the execution of this Agreement and, as promptly as practicable thereafter will:

             (i) prepare and file with the SEC a preliminary Information Statement relating to the matters stated above;

             (ii) take the appropriate action to obtain and furnish the information required by the SEC to be included in the definitive Information Statement; and

             (iii) after  consultation with counsel to HECI, respond promptly to any comments made by the SEC with respect to the preliminary Information Statement and cause the Information Statement to be mailed to its stockholders as promptly as practicable following clearance from the SEC.

       (g) HECI will provide to Green Mt. any information for inclusion in the Information Statement which may be required under applicable law and which is reasonably requested by Green Mt. Each of HECI, Green Mt. and Merger Sub, respectively, agree promptly to correct any information provided by any of them for use in the Information Statement if, and to the extent that, such information will have become false or misleading in any material respect and Green Mt. further agrees to take all necessary steps to cause the Information Statement as so corrected to be filed with the SEC and to be disseminated to its stockholders to the extent required by applicable federal securities laws.

       (h) Green Mt. hereby represents and warrants that the information supplied or to be supplied by Green Mt. for inclusion or incorporation by reference in (i) the Information Statement or (ii) the Other Filings (as defined below) will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. HECI hereby represents and warrants that the information supplied or to be supplied by HECI for inclusion or incorporation by reference in the Information Statement or Other Filings will, at the respective times filed with the SEC and, in addition, in the case of the Information Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

       (i) As soon as practicable following the date hereof and following the Effective Time of the Merger, each of Green Mt. and HECI will properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (collectively, the "Other Filings"). (j) Except as required by law, Green Mt. and Merger Sub will not voluntarily take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger not being satisfied. Without limiting the generality of the foregoing Green Mt. and Merger Sub will not take any action that would result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

       (k) Green Mt. common stock will continue to be approved for quotation on the OTC Bulletin Board and Green Mt. will have continued to satisfy throughout the period from the date hereof through the Closing Date (i) its filing requirements under Section 13 of the Exchange Act and (ii) the requirements of Rule 15c2-11 as promulgated by the SEC under the Exchange Act.

       SECTION 8 Conditions Precedent to the Obligations of HECI. All obligations of HECI under this Agreement to effect the Merger and the other transactions contemplated hereby are subject to the fulfillment, prior to or as of the Closing and/or the Effective Time of the Merger, as indicated below, of each of the following conditions:

       (a) The representations and warranties by or on behalf of Green Mt., Merger Sub and Principal Stockholders contained in this Agreement, or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and Effective Time of the Merger as though such representations and warranties were made at and as of such time.

       (b) Green Mt. and Merger Sub will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. No preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority of competent jurisdiction will be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger.

       (c) On or before the Closing, the directors of Green Mt. and Merger Sub, and Green Mt. as sole stockholder of Merger Sub, will have approved in accordance with applicable provisions of the NRS the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and will have approved the amendment to its Certificate of Incorporation and the Hydrogen Engine Center Incentive Compensation Plan and submitted the same for approval by the stockholders of Green Mt., as required.

       (d) On or before the Closing, Green Mt. and Merger Sub will have delivered certified copies of resolutions of the sole stockholder and directors of Merger Sub and of the directors and stockholders of Green Mt. approving and authorizing (i) the execution, delivery and performance of this Agreement and all necessary and proper actions to enable Green Mt. and Merger Sub to comply with the terms of this Agreement, (ii) the election of HECI's nominees to the Board of Directors of Green Mt. and all matters outlined or contemplated herein, (iii) the Forward Stock Split and (iv) the submission of the amendment to the Certificate of Incorporation and the Hydrogen Engine Center Incentive Compensation Plan to the stockholders of Green Mt. and the filing of the amendment to the Certificate of Incorporation upon approval thereof.

       (e) Each of HECI Stockholders will have delivered to Green Mt. a letter commonly known as an "investment letter" agreeing that the shares of Green Mt. common stock to be issued in the Merger are, among other things, (i) being acquired for investment purposes and not with a view to public resale; (ii) being acquired for the investor's own account, (iii) that the investor is an "accredited investor" as defined under Regulation D of the Securities Act, and (iv) that the shares of Green Mt. common stock are restricted and may not be resold, except in reliance of an exemption under the Act.

       (f) The Merger will be permitted by applicable state law and otherwise and Green Mt. will have sufficient shares of its capital stock authorized to complete the Merger at the Effective Time and the transactions contemplated hereby.

       (g) The amendment to the Certificate of Incorporation and Hydrogen Engine Center Incentive Compensation Plan will have been approved by the requisite vote of the stockholders of Green Mt., acting by written consent in lieu of a special meeting thereof, and the amendment to the Certificate of Incorporation will have been filed in accordance with the applicable requirements of the NRS.

       (h) At Closing, all of the directors and officers of Green Mt. and Merger Sub will have resigned in writing from their positions as directors and officers of Green Mt. and Merger Sub, respectively, effective upon the election and appointment of HECI nominees, and the directors of Green Mt. will have taken such action as may be deemed necessary or desirable by HECI regarding such election and appointment of HECI nominees.

       (i) At the Closing, all instruments and documents delivered by Green Mt. or Merger Sub, including to HECI Stockholders pursuant to the provisions hereof, will be reasonably satisfactory to legal counsel for HECI.

       (j) The capitalization of Green Mt. and Merger Sub will be the same as described in Section 5(h) above and will reflect the effectiveness of the amendment to the Certificate of Incorporation increasing Green Mt.'s authorized capitalization.

       (k) The shares of Green Mt. common stock to be issued to HECI Stockholders at Closing will be validly issued, nonassessable and fully paid under the applicable provisions of the NRS and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

       (l) HECI will have received all necessary and required approvals and consents from required parties and from its stockholders.

       (m) At the Closing, Green Mt. and Merger Sub will have delivered to HECI an opinion of Green Mt.'s legal counsel dated as of the Closing to the effect that:

             (i) Each of Green Mt. and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

             (ii) Green Mt. and Merger Sub each has the corporate power to execute, deliver and perform its respective obligations under this Agreement;

             (iii) This  Agreement  has  been  duly  authorized,   executed  and
                   delivered by Green Mt. and Merger Sub and is a valid and binding obligation of Green Mt. and Merger Sub enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

             (iv) Green Mt. and Merger Sub each through its Board of Directors and/or stockholders, as required, have taken all corporate action necessary for performance under this Agreement;

             (v) The documents executed by Green Mt. and delivered to HECI and HECI Stockholders hereunder are valid and binding in accordance with their terms and vest in HECI Stockholders all right, title and interest in and to the shares of Green Mt.'s Common Stock to be issued pursuant to Section 2 hereof, and the shares of Green Mt. common stock when issued will be duly and validly issued, fully paid and nonassessable;

             (vi) The shares of Green Mt. common stock issued pursuant to this Agreement will be deemed "restricted securities" and may be sold or otherwise transferred upon the satisfaction of the provisions of Rule 144, or pursuant to any other appropriate exemption or registration under the Securities Act;

             (vii) Green Mt. has satisfied its reporting  requirements  pursuant to the Exchange Act and has fulfilled all disclosure obligations under such Act and applicable securities laws; and

             (viii)Current  stockholders  of Green Mt. common stock will have no appraisal or similar rights as a result of consummation of this Agreement and the transactions contemplated hereby.

       (n) HECI will have completed its financial and legal due diligence investigation of Green Mt. with results thereof satisfactory to HECI in its sole discretion.

       Section 9 Conditions Precedent to the Obligations of Green Mt. and Merger Sub. All obligations of Green Mt. and Merger Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Time of the Merger, of each of the following conditions:

       (a) The representations and warranties by HECI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith, will be true at and as of the Closing and the Effective Time of the Merger as though such representations and warranties were made at and as of such times.

       (b) HECI will have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

       (c) On or before the Closing, the directors of HECI will have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and will have submitted the same to the stockholders of HECI.

       (d) On or before the Closing Date, HECI will have delivered certified copies of resolutions of the stockholders and directors of HECI approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and authorizing all of the necessary and proper action to enable HECI to comply with the terms of this Agreement.

       (e) The Merger will be permitted by applicable state law and otherwise.
       (f) At the Closing, all instruments and documents delivered by HECI pursuant to the provisions hereof will be reasonably satisfactory to legal counsel for Green Mt.

       (g) The capitalization of HECI will be the same as described in Section 4(a) hereof.

       (h) Green Mt. will have received all necessary and requisite approvals and consents from required parties and from its stockholders, and this Agreement and the Merger will have been adopted and approved by the requisite vote of HECI Stockholders.

       (i) At the Closing, HECI will have delivered to Green Mt. an opinion of HECI's legal counsel dated as of the Closing to the effect that:

             (i) HECI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

             (ii) This Agreement has been duly authorized, executed and delivered by HECI and is a valid and binding obligation of HECI enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

             (iii) HECI,  through its Board of Directors  and  stockholders  has taken all corporate action necessary for performance of its obligations under this Agreement; and

             (iv) HECI has the corporate power to execute, deliver and perform its obligations under this Agreement.

       (j) Green Mt. will have an exemption from registration under the Securities Act and the securities laws of the state of Iowa and the various states of residence of HECI Stockholders for issuance of the shares of Green Mt. common stock to be issued to HECI Stockholders in the Merger.

       (k) Green Mt. will have received from HECI Stockholders the investment letters described in Section 8(e) hereof.

       SECTION 10 Survival. The representations and warranties contained in this Agreement and any other document or certificate relating hereto will survive and continue in full force and effect for a period of two years after the Effective Time of the Merger.

       SECTION 11 Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

       SECTION 12 Documents at Closing. At the Closing, the following documents will be delivered:

       (a) HECI will deliver, or will cause to be delivered, to Green Mt. the following:

             (i) a certificate executed by the President of HECI to the effect that all representations and warranties made by HECI under this Agreement are true and correct as of the Closing and as of the Effective Time of the Merger, the same as though originally given to Green Mt. or Merger Sub on said date and that HECI has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

             (ii) a certificate from the state of HECI's incorporation dated within five business days of the Closing to the effect that HECI is in good standing under the laws of said state;

             (iii) such other instruments,  documents and certificates,  if any, as are required to be delivered pursuant to the provisions of this Agreement and the other Transaction Documents;

             (iv) executed copy of the Certificate of Merger for filing in Iowa;

             (v) certified copies of resolutions adopted by HECI Stockholders and the directors of HECI approving the Merger Agreement and other Transaction Documents and authorizing the Merger;

             (vi) the opinion of HECI's counsel as described in Section 9(i) above; and

             (vii) all  other  items,  the  delivery  of  which  is a  condition precedent to the obligations of Green Mt. and Merger Sub, as set forth herein.

       (b) Green Mt.  and Merger Sub will  deliver or cause to be  delivered  to
HECI:

             (i) stock certificates representing those securities of Green Mt. to be issued as a part of the Merger as described in Section 2 hereof;

             (ii) a certificate of the President of Green Mt. and Merger Sub, respectively, to the effect that all representations and warranties of Green Mt. and Merger Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to HECI on said date; and that each of Green Mt. and Merger Sub has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of the Merger;

             (iii) certified  copies of  resolutions  adopted by Green Mt.'s and
                   Merger Sub's Board of Directors and Merger Sub's sole stockholder approving the Merger Agreement and authorizing the Merger and all related matters; and certified copies of resolutions adopted by the stockholders of Green Mt. approving the matters described in Section 7(e) above.

             (iv) certificates from the jurisdiction of incorporation of Green Mt. and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

             (v) executed copy of the Certificate of Merger for filing in Nevada;

             (vi) opinion of Green Mt.'s counsel as described in Section 8(m) above;

             (vii) such other  instruments  and  documents as are required to be delivered pursuant to the provisions of this Agreement;

             (viii)written  resignation  of all of the officers and directors of
                   Green Mt. and Merger Sub; and

             (ix) all other items, the delivery of which is a condition precedent to the obligations of HECI, as set forth in Section 8 hereof.

       SECTION 13 Finder's Fees. Green Mt. and Merger Sub, jointly and severally, represent and warrant to HECI, and HECI represents and warrants to Green Mt. and Merger Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

       SECTION 14 Additional Covenants. Between the date hereof and the Closing, except with prior written consent of the other party:

       (a) Green Mt., Merger Sub and HECI will conduct their business only in the usual and ordinary course and the character of such business will not be changed nor will any different business be undertaken;

       (b) No change will be made in the Certificate of Incorporation or Bylaws of Green Mt., Merger Sub or HECI except as described herein;

       (c) No change will be made in the authorized or issued shares of Green Mt. except as set forth herein;

       (d) Neither Green Mt. nor HECI will discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements heretofore delivered and current liabilities incurred since that date in the ordinary course of business; and

       (e) Green Mt. will not make any payment or distribution to its stockholders or purchase or redeem any shares or capital stock except as set forth herein.

       SECTION 15 Post-Closing Covenants. After the Closing, HECI will cause Green Mt. to timely file with the SEC a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, HECI will cause Green Mt. to use its commercially reasonable efforts to timely file all reports and other documents required to be filed by Green Mt. under the Exchange Act.

       SECTION 16 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Green Mt. or HECI:

       (a) By mutual written consent of Green Mt. and HECI;

       (b) By either Green Mt. or HECI, if the Effective Time of the Merger will not have occurred on or before August 31, 2005 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
       Section 16(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Effective Time of the Merger to occur on or before the Termination Date;

       (c) By either Green Mt. or HECI if any governmental entity (i) will have issued an order, decree or ruling or taken any other action (which the parties will use their reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action will have become final and nonappealable, or (ii) will have failed to issue an order, decree or ruling or to take any other action and such denial of a request to issue such order, decree, ruling or take such other action will have become final and nonappealable (which order, decree, ruling or other action the parties will have used their reasonable best efforts to obtain); if such action under (i) and/or (ii) is necessary to fulfill the conditions set forth in Sections 8 and 9, as applicable;

       (d) By either Green Mt. or HECI, if the approvals of the respective stockholders of either Green Mt. or HECI contemplated by this Agreement will not have been obtained by reason of the failure to obtain the required vote of stockholders or consent to the respective matters as to which such approval was sought;

       (e) By Green Mt., if HECI will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 9 are not capable of being satisfied on or before the Termination Date; or

       (f) By HECI, if Green Mt. will have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8 are not capable of being satisfied on or before the Termination Date.

       SECTION 17 Effect of Termination. In the event of termination of this Agreement by either Green Mt. or HECI as provided in Section 16 (other than Sections 16(e) or (f)), this Agreement will forthwith become void and there will be no liability or obligation on the part of any of the parties or their respective officers or directors.

       SECTION  18 Miscellaneous.

       (a) Further Assurances. At any time and from time to time after the Effective Time of the Merger, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

       (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

       (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

       (d) Notices. All notices and other communications hereunder will be in writing and will be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

       (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

       (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       (g) Binding Effect. This Agreement will be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

       (h) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

       (i) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement will remain in full force and effect.

       (j)  Responsibility  and Costs.  Whether the Merger is consummated or not and except as otherwise set forth below, all fees, expenses and out-of-pocket costs including, but not limited to, fees and disbursements of counsel, financial advisors and accountants and expenses associated with fulfillment of the obligations set forth herein, that are incurred by the parties hereto will be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party will be responsible for all costs of all parties hereto. Notwithstanding the above, the parties agree to pay to Leonard E. Neilson, Attorney at Law, all legal fees, expenses and costs associated with the preparation and execution of this Agreement and all transactions, agreements and documents contemplated hereby, from the proceeds of the interim financing depicted in Section 2(g)(i) above or other financing that may be secured by HECI and/or Green Mt. prior to the Closing, which amount for such legal fees and expenses will not exceed $25,000. No other pre-Merger fees, expenses or other costs incurred by Green Mt. prior to the Effective Time of the Merger will be the obligation of Green Mt. at or following the Effective Time of the Merger.

       (k) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.











                       [Signatures on the Following Page]

       IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                         HYDROGEN ENGINE CENTER, INC.



                                   By: /s/  Ted Hollinger
                                       -----------------------------------------
                                       Ted Hollinger
                                       Its:  President


                                         GREEN MT. LABS., INC.



                                   By: /s/  Geoff Williams
                                       -----------------------------------------
                                       Geoff Williams
                                       Its:  President


                                         GREEN MT. ACQUISITIONS, INC.



                                   By: /s/ Jim Ruzicka
                                       -----------------------------------------
                                       Jim Ruzicka
                                       Its:  President


                                         PRINCIPAL STOCKHOLDERS


                                       /s/   H. Deworth Williams
                                       -----------------------------------------
                                             H. Deworth Williams


                                      /s/    Edward F. Cowle
                                       -----------------------------------------
                                             Edward F. Cowle